NEWS RELEASE

MERCER GOLD MGDH-05 INTERCEPTS THREE ZONES AT GUAYABALES, COLOMBIA

Vancouver, Mar. 07/Marketwire/ -- Mercer Gold Corporation ("Mercer Gold" or the "Company") (MRGP-OTCQB, AN4 -Frankfurt) continues to drill at its Guayabales Gold Project in the Department of Caldas in Colombia near the town of Marmato. Mercer has received positive partial results from Hole MGDH-05 as a portion of samples between 158 and 316 meters have been delayed for over limit samples.

Hole MGDH-05
Interval	Length (m)	Est. True Width (m)	Grams/tonne Au	Grams/tonne Ag
20.5-26.5	6.0	4.97	0.797	57.000
384-428	44	36.5	0.337	N/A
544-556	12.0	9.9	2.142	12.83
Including 544-546	2	1.66	6.223	13.00
582-586	4.0	3.3	2.082	5.00

Hole MGDH-05 expands the strike of the Encanto zone and connects to deeper Marmato style mineralization, which is interpreted as an extension of the neighboring Echandia and Marmato geological trends.

James Stonehouse, Vice President of Exploration, commented, ”We continue to expand strike length in the Encanto Zone and expect to broaden and lengthen the zone as we mobilize to the southern boundary of our property along this structure. We may have begun to connect to the Marmato geology at depth and hope to verify that with these southern drill holes. I’m enthusiastic about finding parallel areas and am hopeful that we will find more similar sheeted zones.”

Comments on Sampling, Assaying, and QA/QC: Mercer’s samples were collected in accordance with accepted industry standards and procedures. The program was carried out by Mercer personnel under close geologic supervision. Samples were submitted using in-house QA/QC protocols employing commercially purchased standards to Acme Laboratories commercial preparation laboratory in Medellin, Colombia. A series of commercially prepared standards was used to verify precision and accuracy in analysis.

About Mercer Gold Corporation

Mercer Gold Corporation is a focused exploration company with one major asset: the Guayabales Gold Project located in the Marmato Gold District, in Caldas, Colombia. The company’s priority mining target is bulk-tonnage, gold-silver deposits that are amenable to open pit mining as well as higher grade gold-silver mineralization that can be drawn out with selective underground mining techniques. Historically Colombia has been one of the largest gold producers in the world and the Colombian mining industry remains one of the most dynamic and promising sectors of the Colombian economy. Mercer Gold is committed to respectful, social responsibility programs that ensure the enrichment of the communities they serve.

James M. Stonehouse, CA P.Geo. #5518, is a Qualified Person for the purposes of National Instrument 43-101 Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators. He has prepared, reviewed and verified the technical information contained in this news release.

For further information see: www.mercergoldcorp.com
Symbol:          OTCQB: MRGP; Frankfurt: AN4
Contact:         Rob Grace, Investor Relations
Tel.:                1-604-681-3130

Disclaimer for Forward-Looking Information:

Certain statements in this release are forward-looking statements, which reflect the expectations of management. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to the Company’s further drilling, its expectations to receive results or its ongoing exploration program. Such statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits the Company will obtain from them. These forward-looking statements reflect management's current views and are based on certain expectations, estimates and assumptions which may prove to be incorrect. A number of risks and uncertainties could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, including: (1) a downturn in general economic conditions in North America and internationally, (2) the inherent uncertainties and speculative nature associated with mineral exploration and production, (3) a decreased demand for minerals and fluctuations in the price of such minerals, (4) any number of events or causes which may delay or cease exploration and development of the Company's property interests, such as environmental liabilities, weather, mechanical failures, safety concerns and labor problems; (5) the risk that the Company does not execute its business plan, (6) political and foreign risks, (7) inability to retain key employees, (8) inability to finance operations and growth, and (9) other factors beyond the Company's control. These forward-looking statements are made as of the date of this news release and, except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons why actual results differed from those projected in the forward-looking statements. We seek safe harbor.